ASSET ACQUISITION AGREEMENT

         THIS ASSET ACQUISITION AGREEMENT is entered into as of August 31, 1998 ("Agreement") by and among APPLIED INTELLIGENCE GROUP, INC., 13800 Benson Road, Edmond, Oklahoma 73013-6417 ("Seller"), and THE NETPLEX GROUP, INC., a New York corporation, 8260 Greensboro Drive, Fifth Floor, McLean, Virginia 22102 ("Netplex").

                                    RECITALS

         WHEREAS, Seller desires to sell to Netplex all of the Assets (as hereinafter defined) relating to the delivery of its technical consulting services and solutions business to the retail industry;

         WHEREAS, Netplex desires to acquire said Assets, and in connection therewith, Seller will receive from Netplex (i) $3,000,000 in cash (the "Cash Consideration"); (ii) One Million Dollars ($1,000,000) in value of Netplex Preferred Stock (as defined below), and (iii) certain earn-out compensation payments (the "Earn-Out Payments") as described in the Earn-Out Agreement as provided for herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the promises and the agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

            1.1. "Accounts Receivable" shall mean the accounts receivable of Seller arising from the operation of the Business.

            1.2 "Agreement Documents" shall mean this Agreement and the various Schedules, Exhibits, attachments, and other documents, of which the exchange or execution between Netplex and Seller is contemplated by this Agreement to occur at or before the Closing, except as to such documents subsumed in the definitions hereinafter provided.

            1.3. "Assets" shall mean all the assets of Seller used in the operation of the Business as a going concern, except for the ChainLink software product, Accounts Receivable earned prior to Closing, and cash of the Business,.

            1.4. The "Business" shall mean the technical consulting services and solutions business of Seller which provides such services and solutions to the retail and distribution industries, but not including the Seller's viaLink and iJob businesses.

            1.5. "Business Records" shall mean all business records of Seller relating to the Business, including, but not limited to, all books of account, customer contracts, customer lists, supplier and vendor lists, employee personnel files, file materials, logs, consultants' reports, budgets, financial reports and sales, operating and business plans, and customer files relating to or used or held for use in the operation of the Business.

            1.6. "Contracts" shall mean oral and written agreements and contracts of Seller relating to the Business to the extent identified on
Schedule 4.14 attached to this Agreement, including, without limitation, notes receivable, license agreements, assignment agreements, purchase orders, sales orders, warranties, rights to discounts, joint venture agreements, partnership agreements, maintenance agreements, sales representative agreements, service agreements, distribution agreements, leases of real property and automobiles and agreements for leased equipment.

            1.7. "Fixed Assets and Tangible Personal Property" shall mean all fixed assets and tangible personal property of Seller used in the Business , including, without limitation, all machinery, including essential replacement parts, equipment, supplies, tools, tooling, furniture, fixtures, hardware and spare parts.

            1.8. "Intangible Property" shall mean all intangible property and assets of Seller used in the Business (whether owned, used, registered in the name of, or licensed by Seller or in which Seller otherwise has an interest) . Without limiting the generality of the foregoing, any intangible property not used in the Business, such as the iJob(TM) and viaLink(R) software products and all associated intellectual property, are specifically excluded from this definition.

            1.9. "Inventory" shall mean all inventory of raw materials, finished goods, supplies, project deliverables and repair materials of Seller relating to the Business.

            1.10. "AIG Marks" shall mean such tradenames, trademarks, logos or graphic designs representing or relating to the Business, except such items relating to Chainlink, and any part of Seller's business or other operations which are not part of the Assets.

            1.11.  "Permits"  shall  mean  all  licenses,  permits,  franchises,
approvals,  authorizations,   consents  or  orders  of,  or  filings  with,  any
governmental authority whether federal, state or local, or any other person relating to the Business.

            1.12. "Affiliate" shall mean any Person who is controlled by, or is under common control with, a Party hereto. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

            1.13. "Closing" shall mean the actual transaction at which the Seller receives the consideration and other documents required to be given by Netplex hereunder, and at which Netplex receives the documents required to be given by Seller hereunder. Closing shall take place in Oklahoma City, Oklahoma.

            1.14. "Closing Date" shall mean September 30, 1998 or such other date as may be mutually agreed to by the parties.

            1.15. "Code" shall mean the Internal Revenue Code of 1986, as amended.

            1.16. "Knowledge" as to any party hereto shall mean the knowledge of such party or any officer or director of such party after due investigation.

            1.17.  "Laws" shall mean the  statutes,  laws,  rules,  regulations, ordinances, codes, directives, writs, injunctions, decrees, judgments, and orders of any governmental (whether foreign, federal, state, local, or otherwise) legislative, regulatory or administrative agency, court or other governmental body, promulgated generally and not specifically directed to both of the parties to this Agreement.

            1.18.   "Liabilities"   shall  mean   liabilities,   obligations  or
commitments of any nature, absolute, accrued, contingent or otherwise, known or unknown, whether matured or unmatured.

            1.19. "Liens" shall mean mortgages, deeds of trust, collateral assignments, security interests, conditional or other sales agreements, claims, options, restrictions, liens, pledges, hypothecations, easements, rights of way, encumbrances and adverse interests or other defects of title of any kind, provided that "Liens" shall not mean liens for taxes not yet due and payable.

            1.20. "Material Adverse Effect" shall mean, with respect to any Person, any condition, occurrence or effect, which is materially adverse to the value of the business, properties, assets, liabilities, capitalization, stockholders' equity, financial condition, operations, licenses or other franchises or results of operations of such Person, considered as a whole.

            1.21. "Netplex Common Stock" shall mean the shares of Netplex common stock, par value $.001 per share.

            1.22. "Netplex Preferred Stock" shall mean the shares of Netplex preferred stock, Class B, par value $.01 per share. The Certificate of Designation which sets forth the rights and preferences of the Netplex Preferred Stock is attached hereto as Exhibit A.

            1.23. "Person" shall mean any person or entity, whether an individual, trustee, corporation, general partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

            1.24. "Taxes" shall mean any federal, state, local, foreign or other tax, levy, fee, assessment or other government charge, including any penalties, additions and interest with respect thereto.

            1.25. "Work in Progress" shall mean, as to the Contracts being transferred to Netplex under this Agreement as of the Closing Date, any continuing or uncompleted obligation to provide goods and/or services to Seller's customer(s), which obligations will be transferred to Netplex and assumed thereby hereunder, to the extent the same are identified on Schedule 4.14.

                                    ARTICLE 2
                             ASSET SALE AND PURCHASE

Netplex and Seller hereby agree that, subject to the terms and conditions hereinafter set forth, (i) Seller shall sell, assign, transfer and otherwise convey the Business and the Assets, free and clear of all Liens, Contracts and Liabilities, except as have been, or will be, identified on schedules to this Agreement; (ii) Netplex agrees to purchase, assume, and otherwise receive the Assets; (iii) and Netplex agrees to pay to Seller the consideration set forth herein for the Assets conveyed to Netplex.

                                    ARTICLE 3
                                     CLOSING

            3.1. Consideration to Seller:

                 3.1.1. At Closing, Netplex shall deliver and pay to Seller (i) the Cash Consideration of Three Million Dollars ($3,000,000) in certified funds or bank wire transfer to an account designated by Seller; (ii) a stock certificate representing the number of shares of Netplex Preferred Stock as calculated below; (iii) the Certificate of Designation of the Preferred Shares.

                 3.1.2. The number of shares of Netplex Preferred Stock which Seller shall receive from Netplex at Closing shall be calculated by dividing one million (1,000,000) by the average reported closing price of the Netplex Common Stock on the NASDAQ SmallCap Market for the twenty (20) days immediately prior to September 1, 1998.
                                       4

                 3.1.3. At Closing, Seller and Netplex shall deliver to each other the executed Earn-Out Agreement in the form substantially as set forth in Exhibit B hereto, and such other Agreements Documents as are provided for by this Agreement, all of which are incorporated by reference as if fully set forth herein.

                 3.1.4. At Closing, Netplex shall deliver to Seller such other documents as are reasonably necessary to effect the transactions contemplated by this Agreement.

            3.2. Consideration to Netplex. At Closing, Seller shall, subject to the terms, covenants, and conditions of this Agreement, convey, transfer and deliver to Netplex by an executed bill of sale, assignments, assignments of contracts, and such other documents as are reasonably required to perfect the transfer of the Business and the Assets to Netplex free and clear of all Liens, Contracts and Liabilities, except to the extent identified on Schedule 3.2 hereto, which Schedule identifies the Liens, Contracts and Liabilities Netplex agrees to assume


                                    ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Netplex as follows, which representations and warranties have been relied upon by Netplex in entering into this Agreement:

            4.1. Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma, and is qualified or registered to do business in each jurisdiction where it is required to do so. Seller has full corporate power and authority to carry on its business as now conducted and to enter into and to perform this Agreement. The address of Seller's principal office, all of Seller additional places of business, and the locations of all tangible personal property included in the Assets are listed on
Schedule 4.1. Except as set forth on Schedule 4.1, during the past five (5) years, Seller has not been known by or used any corporate, partnership, fictitious or other name in the conduct of the Business or in connection with the use or operation of the Assets.

            4.2. Corporate Authorization. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been, or will be prior to the Closing, duly authorized by Seller's board of directors and shareholders.

            4.3. Binding Agreement. This Agreement has been duly executed by Seller and delivered to Netplex and constitutes the valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles.

            4.4. Subsidiaries and Affiliates. Except as set forth on Schedule 4.4, Seller does not own any capital stock or other equity securities of any other corporation and does not have any other type of ownership interest in any other corporation, partnership, joint venture or other business organization or entity which relates to or is integral to the operation of the Business.

            4.5. No Breach. Except as set forth in Schedule 4.5 or otherwise in the Agreement Documents, the execution, delivery and performance of this Agreement by Seller will not violate or conflict with Seller's Articles of Incorporation or Bylaws or any Law to which Seller, or the Assets are subject, or by which Seller or the Assets may be bound, or (with or without giving notice or the lapse of time or both) breach or conflict with any contract, agreement, or other commitment to which Seller is a party or by which Seller may be bound, or result in the imposition of any Lien on the Assets other than such Liens as have been identified on a Schedule to this Agreement.

            4.6. Consents and Approvals. Except as set forth on Schedule 4.6 hereto, no filing or registration with, no permit, authorization, consent or approval of, and no notice to, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign, or other public body or authority or any other person is necessary or required in connection with the execution and delivery of this Agreement by Seller or for the consummation by Seller of the transactions contemplated by this Agreement.

         4.7. Permits. Schedule 4.7 contains a true and complete list of all Permits. Seller has all Permits required to conduct the Business as now being conducted. All Permits are valid and in full force and effect. Except as set forth on Schedule 4.7(a) or elsewhere in the Agreement Documents, no notice to, declaration, filing or registration with, approval or permit from, any domestic or foreign governmental or regulatory body or authority, or any other Person or entity, is required to be made or obtained by Seller in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby. Notwithstanding anything to the contrary in the foregoing, Seller makes no representation as to whether any of said Permits may be assumed, acquired, continued, or renewed by Netplex at or after the Closing. It is specifically agreed and understood between the Parties hereto that such Permits, to the extent such Permits cannot be transferred, are not included in the Assets.

         4.8. Compliance with Laws. Except as set forth in Schedule 4.8, Seller has, to the best Knowledge of Seller, complied in all material respects with all of the Laws applicable to the Business and the Assets, including, without limitation, all applicable Laws relating to health and sanitation, environmental protection and occupational safety the violation of which would have a Material Adverse Effect on its Business or the Assets.

         4.9. Title to and Sufficiency of the Assets. Seller has good and marketable title to all of the Assets free and clear of all Liens, except for Liens described on Schedule 4.9. The Assets onstitute all of the assets, rights and properties that are used in the operation of the Business as it is now conducted.

         4.10. Fixed Assets and Tangible Personal Property. Schedule 4.10 contains a true and complete list of the Fixed Assets and Tangible Personal Property which are being sold pursuant to this greement. Except as set forth on
Schedule 4.10, the Fixed Assets and Tangible Personal Property, are in good operating condition and repair (reasonable wear and tear excepted), are performing satisfactorily and are suitable for their intended uses.

         4.11. Inventory. Schedule 4.11 contains a true and complete list of all Inventory as of August 31, 1998 which is being sold pursuant to this Agreement. Except as otherwise set forth on Schedule 4.11 and subject to Liens identified in any of the Agreement Documents, all Inventory reflected on the Seller Balance Sheet (as defined below), or acquired since the date of the Seller Balance Sheet, was acquired and has been maintained in the ordinary course of business; is of good and merchantable quality; consists substantially of a quality, quantity and condition useable, leasable or saleable in the ordinary course of business; is valued at reasonable amounts based on the ordinary course of business and consistent with past practice; and is not subject to any write-down or write-off. Seller is not under any liability or obligation with respect to the return of Inventory in the possession of wholesalers, retailers or other customers.

         4.12. Intangible Property and AIG Marks. Schedule 4.12 contains a true and complete list of the Intangible Property and AIG Marks to be conveyed to Netplex pursuant to this Agreement. Seller has delivered to Netplex copies of all documents (if any) establishing Seller's rights to use the Intangible Property and AIG Marks, and any restrictions thereof. To the best of Seller's Knowledge and except as otherwise identified in this Agreement or the Agreement Documents, Seller has, and after Closing, Netplex will have, the right to use all Intangible Property and AIG Marks, free and clear of any royalty or other payment obligations. Except as set forth on Schedule 4.12 or in the documents heretofore described in this section, to the best of Seller's Knowledge, Seller's use of the Intangible Property does not conflict with, violate or infringe any intellectual property or other rights of any other Person, no one has claimed any such violation or infringement, and to Seller's best Knowledge, no Person is currently violating or infringing any of Seller's intellectual property or other rights with respect to the Intangible Property in any way that would have a Material Adverse Effect on the Business.

         4.13.  Protection  of  Intellectual  Property.  To the best of Seller's
Knowledge, all employees and consultants of Seller who have worked on or contributed to the development of Seller's technology, trademarks, trade names, copyrights and other intellectual property rights have effectively conveyed to Seller all rights such employees or consultants may have had in such intellectual property.

         4.14. Contracts. Schedule 4.14 contains a true and complete list (and, in the case of oral agreements, contracts or leases, a summary of the material terms) of all Contracts and Works in Progress dated on or after January 1, 1996 or which represent Contracts of Seller and/or Works in Progress to be transferred to Netplex pursuant to this Agreement. To Seller's best Knowledge, the Contracts are valid, binding and enforceable by Seller in accordance with their respective terms and are in full force and effect. To Seller's best Knowledge, Seller has delivered to Netplex true and complete copies of the Contracts and all amendments thereto, other than those oral agreements summarized on Schedule 4.14. The Contracts are subject to any Liens and/or Liabilities set forth on Schedule 4.14. Seller has complied in all material respects with all of the Contracts and neither it nor any other party thereto is in default, or has been notified of a threat of a default or any dispute, under any of the Seller Contracts. The execution, delivery and performance of this Agreement by Seller will not constitute a default or breach under any of the Contracts, except as set forth in Schedule 4.14.

         4.15. Litigation. Except as described on Schedule 4.15, there is no litigation, proceeding (arbitral or otherwise), claim or investigation of any nature pending or, to Seller's best Knowledge, threatened against Seller, the Business or the Assets. There are no writs, injunctions, decrees, arbitration decisions, unsatisfied judgments or similar orders outstanding against Seller with respect to the Business or the Assets.

         4.16. Seller Financial Statements.

(a) Schedule 4.16(a)   sets forth true,  correct and complete  copies of (i) the
                       audited  balance  sheet of Seller as of December 31, 1997
                       (the  "Seller  Balance  Sheet");  (ii) the  statement  of
                       income of Seller for the one year period  ended  December
                       31, 1997  (collectively  with the balance sheet described
                       in   Subsection   (i)   hereof,    the   "Seller   Annual
                       Financials"); (iii) the unaudited balance sheet of Seller
                       as of June 30, 1998 and the statement of income of Seller
                       for the  period  January  1  through  June 30,  1998 (the
                       "Seller  Quarterly  Financials");  and (iv) the unaudited
                       balance  sheet of Seller as of  August  31,  1998 and the
                       statement  of income for the interim  period from July 1,
                       1998  through  August  31,  1998  (the  "Seller   Monthly
                       Financials"   and,   together   with  the  Seller  Annual
                       Financials  and  the  Seller  Quarterly  Financials,  the
                       "Seller  Financial  Statements").  The  Seller  Financial
                       Statements   have  been  prepared  in   accordance   with
                       generally
                       accepted accounting principles consistently applied, and present fairly and accurately the financial condition of Seller at the respective dates thereof.

(b) Schedule 4.16(b)   sets forth true,  correct and complete  copies of (i) the
                       unaudited  balance  sheet of the  Business as of December
                       31,  1997  (the  "Business  Balance  Sheet");   (ii)  the
                       unaudited statement of income of the Business for the one
                       year period ended  December 31, 1997  (collectively  with
                       the balance sheet described in Subsection (i) hereof, the
                       "Business  Annual   Financials");   (iii)  the  unaudited
                       balance sheet of the Business as of June 30, 1998 and the
                       statement  of  income  of the  Business  for  the  period
                       January 1 through June 30, 1998 (the "Business  Quarterly
                       Financials"); and (iv) the unaudited balance sheet of the
                       Business  as of  August  31,  1998 and the  statement  of
                       income for the interim  period from July 1, 1998  through
                       August 31, 1998 (the "Business  Monthly  Financials" and,
                       together  with the  Business  Annual  Financials  and the
                       Business Quarterly  Financials,  the "Business  Financial
                       Statements"). It is specifically agreed and understood by
                       the Parties  hereto that the Business  Balance  Sheet was
                       prepared for the purposes of this Agreement with Seller's
                       best  efforts  to  fairly  and  accurately   present  the
                       financial condition and the results of the operations of the Business at the respective dates thereof, and such Business Balance Sheet was not necessarily calculated or kept by Seller in the ordinary course of its business.

         4.17. Absence of Material Adverse Changes. Since December 31, 1997, there have been no changes or conditions constituting a Material Adverse Effect on the Assets or Business which have not been disclosed in writing to Netplex.

         4.18. Liabilities. Except as disclosed on Schedule 4.18 attached hereto or disclosed elsewhere in the Agreement Documents, Seller has no material Liabilities of any nature relating to the Business, including without limitation, Tax liabilities due or to become due, except iabilities that are reflected and reserved against on the Seller Financial Statements or otherwise disclosed pursuant to this Agreement.

         4.19. Tax Matters. Neither Seller, nor any entity to whose liabilities Seller has succeeded, has filed or been included in a consolidated, unitary, or combined tax return with another Person. Except as disclosed on Schedule 4.19 hereto: (a) Seller has filed all tax returns and reports ("Seller Tax Returns") required to have been filed by or for it (except for those tax returns and reports for which it has obtained an extension, which it will file in a timely manner); (b) Seller has paid or made adequate provision for all Taxes payable by Seller, and there is no Tax due and payable, the non-payment of which would adversely affect any of the Assets or the use thereof, or could cause Netplex to incur any liability; (c) no unpaid Tax deficiency has been asserted against or with respect to Seller by any taxing authority; (d) Seller is in compliance with, and its Business Records contain all information and documents necessary to comply with, all applicable information reporting and Tax withholding requirements; (e) Seller has not granted, nor is it subject to, any waiver of the period of limitations for the assessment of Tax for any currently open taxable period; and (f) Seller has not entered into, and holds no asset subject to, a "safe harbor lease" subject to former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended before the Tax Reform Act of 1986, and the regulations thereunder; (g) all material information set forth in the Seller Tax Returns is accurate and complete; (h) the Seller Balance Sheet fully and properly reflects, as of the date thereof, the Liabilities of Seller for all accrued taxes, additions to tax, penalties, and interest; (i) for periods ending after the date of the most recent Seller Financial Statements, the books and records of Seller fully and properly reflect its liability for all accrued taxes, additions to tax, penalties and interest;
(j) Seller has not made or entered into, and holds no asset subject to, a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder; and (k) Seller is not required to include in income any amount for an adjustment pursuant to Section 481 of the Code or the regulations thereunder.
Schedule 4.19 describes all material tax elections, consents, and agreements affecting Seller, and lists all types of taxes paid and tax returns filed by Seller. Seller is not a "foreign person" for purposes of Section 1445 of the Code.

         4.20. Insolvency Proceedings. Neither Seller nor any of the Seller's Assets being transferred under this Agreement is the subject of any pending or, to Seller's best Knowledge, threatened, insolvency proceedings of any character. Seller has not made an assignment for the benefit of creditors or taken any action with a view to or that would constitute a valid basis for the institution of any such insolvency proceedings. Seller is not insolvent and will not become insolvent as a result of entering into this Agreement.

         4.21. Employee Benefit Plans.

   (a) Schedule 4.21 hereto includes a complete and correct schedule of (i) all employee pension benefit plans (as defined in Section 3(2) of ERISA) and employee welfare benefit plans (as defined in Section 3(1) of ERISA) of Seller and any other Person or entity that together with Seller, is treated as a single employer under Code Section 414(b), (c),
         (m) or (o) (each such Person or entity being referred to herein as an "ERISA Affiliate"), (ii) all plans, programs, agreements and arrangements that provide benefits to employees of Seller or any ERISA Affiliate as a result of the transactions contemplated by this Agreement or that provide for the payment of separation, severance, termination or similar benefits to such employees, (iii) all trust agreements established for the purposes of funding any compensation or benefit plan, program, agreement or arrangement, in each case currently maintained for the benefit of, or relating to, any current or former employee, officer, director or independent contractor of Seller or any ERISA Affiliate, and (iv) all other plans, programs, contracts or arrangements pertaining to or including any current or former employee, officer, director or independent contractor of Seller or any ERISA Affiliate (these plans, programs, agreements and arrangements together with all other employee benefit plans, programs, agreements and arrangements of Seller or any ERISA Affiliate (including, but not limited to, all "employee benefit plans" within the meaning of Section 3(3) of ERISA) for the benefit of, or relating to, any current or former employee, officer, director or independent contractor of Seller or any ERISA Affiliate, being collectively referred to herein as the "Seller Plans"). Neither Seller nor any ERISA Affiliate maintains or participates in, nor has Seller or any ERISA Affiliate ever maintained or participated in, any defined benefit plans or any "multiemployer plans" as defined in Section 3(37) of ERISA. Except as set forth in
         Schedule 4.21 hereto, neither Seller nor any ERISA Affiliate has ever maintained or participated in any other employee benefit plans or other like plans, programs or arrangements under which Seller or any ERISA Affiliate has any obligation to any of their current or former employees, officers, directors, or independent contractors, nor has Seller or any ERISA Affiliate made any commitments or agreements to establish or extend any such plans, programs or arrangements for their benefit.

   (b) Seller has previously provided to Netplex true, correct and complete copies of (i) each Seller Plan (or, in the case of any unwritten Seller Plan, a description thereof), (ii) actuarial reports and financial statements prepared in connection therewith for the 3 previous years,
         (iii) each trust agreement and/or insurance contract with respect to each Seller Plan, (iv) annual reports on Form 5500 filed with the Internal Revenue Service with respect to each Seller Plan (if required) for the 3 previous years, (v) the most recent summary plan description for each Plan for which such summary plan description is required; and
         (vi) all IRS determination letters obtained for any Seller Plan.

   (c) To the Knowledge of Seller, each Seller Plan is now and has been operated, administered and maintained in all material respects in compliance with its terms and the requirements of all applicable law, including, without limitation, ERISA and the Code. All contributions required to be made to any Seller Plan have been made on or before their due dates and no Seller Plan has incurred a funding deficiency under Section 412 of the Code. No legal action, suit or claim is pending or, to the Knowledge of Seller, threatened with respect to any Seller Plan (other than claims for benefits in the ordinary course).

   (d) Each Seller Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the Internal Revenue Service that the form of such Seller Plan is so qualified and each trust established in connection with any Seller Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the Internal Revenue Service that it is so exempt from federal income taxation. No such determination letter has been revoked nor has revocation of any such determination letter been threatened, nor has any such Seller Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualified status or materially increase its costs (provided that for purposes of this sentence the term "materially" shall mean, with regard to each occurrence, an amount in excess of $10,000.00 or $100,000.00 in the aggregate).

   (e) To the Knowledge of Seller, there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or other breach of fiduciary responsibility with respect to any Seller Plan that could give rise to any tax or penalty under Section 4975 of the Code, Title I of ERISA or other applicable law.

   (f) With respect to each Seller Plan which is a group health plan (as defined in Code Section 4980B and ERISA Section 607), Seller and each ERISA Affiliate have taken all necessary actions to satisfy the notice and benefit requirements under Code Section 4980B and Part 6 of Title I of ERISA with respect to employees, former employees and independent contractors of Seller and any ERISA Affiliate (and their spouses and dependent children) who have had a "qualifying event" as defined in Code Section 4980B and ERISA Section 603 with respect to any such Seller Plan on or before the Closing, or as a result of the instant transaction. Except as set forth in Schedule 4.21 hereto, there are currently no employees, former employees or independent contractors of Seller or any ERISA Affiliate (or their spouses and dependent children)
         (i) who have elected continuation  coverage under Code Section 4980B or
         Part 6 of Title I or ERISA, or (ii) who are eligible to elect such continuation coverage with respect to any of Seller' or any ERISA Affiliate's group health plans for a "qualifying event" (as defined above) that occurred prior to the date of this Agreement.

   (g) Except as set forth in Schedule 4.21, there is no material debt, liability, claim or obligation resulting (or which may result) from any claim incurred or asserted under any Seller Plan, or which, to the Knowledge of Seller, may be incurred or asserted before, on or after the Closing under any Seller Plan, by any employees, former employees or independent contractors of Seller or any ERISA Affiliate (or their covered dependents), whether as retirees, disabled persons or otherwise, which is not fully and totally funded for by a separate trust or insurance policy or fully and totally reserved for on the Financial Statements as of the Closing (in which case, the amount of such debt, liability, claim or obligation and the actuarial methods and assumptions are stated in Schedule 4.18).

   (h) Notwithstanding anything to the contrary in this Agreement, Netplex is not acquiring any interest in any Employee Benefit Plan or insurance policies of Seller.

         4.22. Employees. Seller has provided Netplex with a complete and accurate list of all employees of Seller employed in the Business, showing for each: name, current job title or description, current salary level (including any bonus or deferred compensation arrangements) and any bonus, commission or other remuneration paid or payable since December 31, 1997 (other than any bonuses paid to salespersons in the ordinary course of the Business), and describing any existing contractual arrangement with such employee. Except as set forth in Schedule 4.22 hereto, Seller has not maintained, does not maintain and has not announced to the employees listed on Schedule 4.22 any plan to maintain any written or other policy with respect to severance or termination pay. Except as set forth in Schedule 4.22 and other than usual and customary wage and salary or employment practices, since December 31, 1997, Seller has made no commitments or agreements to increase the wages or to modify the conditions or terms of employment of any of the employees listed on said Schedule. There are no collective bargaining agreements applicable to the Business and there have been no union organizing efforts conducted with respect to such employees or any work stoppages experienced by Seller during the last three years.

         4.23. Insurance. Schedule 4.23 lists all insurance policies (by policy number, insurer, location or property insured, annual premium, premium payment dates, expiration date and type of coverage) held by Seller relating to the business, properties and employees of the Business, copies of which have been provided to Netplex. All such insurance policies are in full force and effect and in such amounts and provide coverages that are reasonable and customary in light of the business, operations and properties of Business.

4.24. Environmental Matters.

   (a) As used in this Agreement "Hazardous Material" shall mean: (i) any "hazardous substance" as now defined pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601(14); (ii) any "pollutant or contaminant" as defined in 42 U.S.C. ss. 9601(33); (iii) any material now defined as "hazardous waste" pursuant to 40 C.F.R. Part 261; (iv) any petroleum, including crude oil and any fraction thereof; natural or synthetic crude oil and any fraction thereof; (v) natural or synthetic gas usable for fuel; (vi) any "hazardous chemical" as defined pursuant to 29 C.F.R. Part 1910; (vii) any asbestos, polychlorinated biphenyl, or isomer of dioxin, or any material or thing containing or composed of such substance or substances; (viii) any infectious organism or biological or medical waste; or (ix) any other substance, regardless of physical form, that is subject to any Environmental Laws.

    (b) As used in this Agreement, "Environmental Laws" shall mean any statutes, regulations, requirements, orders, ordinances, rules of liability or standards of conduct of any foreign, federal, state, local government, or common law relating to the protection of human health, plant life, animal life, natural resources, the environment or property from the presence in the environment of any solid, liquid, gas, odor or any form of energy, from whatever source, including, without limitation, any emissions, discharges, releases, or threatened releases of Hazardous Material into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface or building structures), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, generation, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

   (c) To the knowledge of Seller, except as set forth on Schedule 4.24, (i) there are no environmental conditions related to the Seller Real Property Leases (as defined herein) or Seller' business and other assets of Seller that could have a Material Adverse Effect on Seller, including any such conditions relating to the use, treatment, storage, release or disposal of any Hazardous Material; (ii) Seller has not manufactured, processed, distributed, used, treated, stored, disposed of, transported or handled any Hazardous Material in a manner that could have a Material Adverse Effect on Seller; (iii) there is no ambient air, surface water, groundwater or land contamination or contamination within building structures, within, under, originating from or relating to any real property which is the subject of the Seller Real Property Leases, or any other location related to the Seller Real Property Leases such that the contamination affects such other locations and none of such properties has been used for the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Material in a manner that could have a Material Adverse Effect on Seller; and (iv) Seller has no obligation or liability, known or unknown, matured or not matured, absolute or contingent, assessed or unassessed, imposed or based upon the failure to comply with any provision under any federal, state or local law, rule, or regulation or common law, or under any code, order, decree, judgment or injunction applicable to Seller, and Seller has not received any notice, or request for information issued, promulgated, approved or entered thereunder, or under the common law, or any tort, nuisance or absolute liability theory, relating to public health or safety, worker health or safety, or pollution, damage to or protection of the environment, including, without limitation, the Environmental Laws, where such obligation or liability could have a Material Adverse Effect on Seller.

   (d) Seller possesses and is in compliance in all material respects with all permits, licenses, certificates, franchises and other authorizations relating to the Environmental Laws necessary to conduct Seller's business or required by environmental regulations.

         4.25. Seller Real Property Leases. Schedule 4.25 lists the real property leases to which Seller is a party. Seller has a valid leasehold interest in all real property it uses or occupies pursuant to real property leases included within the Contracts (the "Seller Real Property Leases"). Seller's leasehold interest in all Seller Real Property Leases is free and clear of all Liens, except for (i) easements and other rights or restrictions of record that do not materially impair the use or value of the Seller Real Property Leases as they are now used by Seller, and (ii) except for Liens set forth on Schedule 4.9. To the best of Seller's Knowledge, the buildings, improvements and fixtures that are included in the Seller Real Property Leases are in good operating condition and repair (reasonable wear and tear excepted), free of structural defects and are suitable for their intended uses. To the best of Seller's Knowledge, the real property which is the subject of the Seller Real Property Leases, the improvements located thereon, and the furniture, fixtures and equipment relating thereto (including plumbing, heating, air conditioning and electrical systems), conform to any and all applicable health, fire, safety, zoning, environmental, land use and building laws, ordinances and regulations. Seller is current with respect to all rental payments under the Seller Real Property Leases and is not in default under any of the Seller Real Property Leases. In addition, with respect to all Liens listed on Schedule 4.9, to Seller's Knowledge, there are no facts or circumstances which would give rise to a claim under the Seller Real Property Leases in connection with any such Lien. Seller owns no real property and has no other interests therein, other than its leasehold interests in the Seller Real Property Leases.

         4.26. Brokers. Other than Ampton Investments, Inc., Seller has not dealt with, or made any arrangements or agreements with any third party in connection with the transactions contemplated by this Agreement so as to give rise to any claims for brokerage commissions, finders fees or similar compensation.

         4.27. No Other Agreements to Merge or Sell. Seller has no legal obligation, absolute or contingent, to any other Person to sell the Assets or the Business (in whole or in part), or effect any merger, consolidation or other reorganization of Seller, or to enter into any agreement with respect thereto.

         4.28. Financing Statements. Except as set forth on Schedule 4.28, all of the Assets are and have been located in the State of Oklahoma since the Assets were acquired by Seller. To Seller's best Knowledge, all Uniform Commercial Code financing statements, if any, filed by any person with respect to the Assets are listed on Schedule 4.28.

         4.29. Transactions with Certain Persons; Interest in Customers, Suppliers or Competitors. To Seller's best Knowledge, except as set forth on
Schedule 4.29, no officer, director or employee of Seller nor any member of any such person's immediate family ("Interested Person") is, or has within the past five (5) years been, a party to any transaction with Seller relating to the Business, other than for services as officers, directors or employees of Seller, or transactions in the ordinary course of business, which transaction provides or provided for: (a) furnishing of services by such Interested Person, (b) rental of real or personal property from such Interested Person, or (c) payments to such Interested Person or a corporation, partnership, trust or other entity in which any such Interested Person has a controlling interest as a shareholder, officer, director, trustee or partner. No Interested Person has any direct or indirect controlling interest in any competitor, supplier or customer of the Business or in any Person from whom or to whom Seller leases any Real Property or personal property, or in any other Person with whom Seller is doing business.

         4.30. Accounts Receivable. Schedule 4.30 contains a true and complete aging report of all of the Accounts Receivable relating to the Business as of August 31, 1998. All Accounts Receivable relating to the Business, except as set forth on Schedule 4.30, represent bona fide claims of Seller against debtors for sales, services performed or other charges arising on or before August 31, 1998, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, contracts or customer requirements. The Accounts Receivable are subject to no defenses, counterclaims or rights of setoff and are fully collectible in the ordinary course of Seller's business without cost in collection efforts therefor, except as set forth on Schedule 4.30 and except to the extent of the appropriate reserves for bad debts on the Accounts Receivable as set forth in the Seller Financial Statements.

         4.31. Material Misstatements Or Omissions. No representations or warranties by Seller in this Agreement, nor in any of the Agreement Documents, contain or will contain any untrue statement of a material fact, or omit or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

         4.32. Acquisition for Own Account. The Netplex Preferred Stock to be acquired by Seller hereunder will be acquired for investment for Seller's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), and Seller has no present intention of selling, granting any participation in, or otherwise distributing the same.

         4.33. Restricted Securities. Seller understands that the shares of Netplex Preferred Stock are characterized as "restricted securities" under the 1933 Act inasmuch as they are being acquired from Netplex in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, Seller represents that it is familiar with Rule 144 of the Securities and Exchange
Commission ("SEC"), as presently in effect, and understands such resale limitations imposed thereby and by the 1933 Act.

         4.34. Legends. Seller understands that the instruments and certificates
evidencing  the  shares  of  Netplex   Preferred  Stock  will  bear  the  legend
substantially as set forth below:

    THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

    The legend set forth above shall be removed by Netplex from any certificate or instrument evidencing the Shares upon delivery to Netplex of an opinion by counsel, reasonably satisfactory to Netplex, that a registration statement under the 1933 Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which Netplex issued the Shares.

         4.35. No Owned Software or Patents. Except as set forth on Schedule 4.35, or transferred as part of the Assets, Seller owns no software or patents which are used or required for use in the operation of the Business as it is presently being conducted.

         4.36. No Customer Complaints. To Seller's Knowledge and except as set forth on Schedule 4.36, there are no currently pending complaints from customers of the Business which are substantially likely to have a Material Adverse Effect on the Business, and no customer of the Business with any pending complaint or claim has threatened to file suit against or refused to pay Seller for products or services sold to a customer in the ordinary course of the Business.

         4.37. Business Records. Seller has delivered, or will deliver, to Netplex copies of all of the Business Records and copies of all customer lists and accounts of Seller. The customer list as set forth in Schedule 4.37 is a complete list of all current customers of Seller relating to the Business as of August 31, 1998.

         4.38. Year 2000 Compliance. Seller's "RSA," "Chainlink" and "IDP" software products ("Compliant Products"), subject to the disclaimer below, will not produce errors processing date data in connection with the year change from December 31, 1999 to January 1, 2000 when used with accurate date data in accordance with the documentation for the Compliant Products, provided all other products (including, without limitation, other software, firmware, hardware, and operating systems) used with it properly exchange date data with the Seller's Compliant Products. Said Compliant Products will recognize the year 2000 as a leap year. DISCLAIMER: The foregoing statement refers to the Seller's identified Compliant Products as delivered by Seller, and does not apply to user initiated modifications, user customizable features or third party add-on features or products, including items such as macros and custom programming and formatting features, and further does not constitute a warranty or extend the terms of any existing warranty. The warranties for the Compliant Products, if any, are set forth in the license agreement(s) that were signed by Seller's customer in conjunction with the licensing of the Compliant Product. Except as to the Compliant Products, no representation or warranty is made by Seller concerning the compatibility or functionality of any other program or software product included in any way in the Assets, including, without limitation, any items of software, operating systems, or hardware with which the Compliant Products may interact, nor does Seller make or extend any warranty or representation concerning "year-2000 compliance" of any kind with regard to any product or item created or provided by any third party, whether owned or licensed, that is to be transferred to Netplex as an Asset pursuant to this Agreement, or any other item of software created or provided by Seller.

                                    ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF NETPLEX

         Netplex hereby represents and warrants to Seller as follows, which representations and warranties have been relied upon by Seller in entering into this Agreement:

            5.1. Organization. Netplex is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and is qualified or registered to do business in each jurisdiction where it is required to do so. Netplex has full corporate power and authority to carry on its business as now conducted and to enter into and to perform this Agreement.

            5.2. Corporate Authorization. The execution and delivery of this Agreement, the issuance of the Netplex Preferred Stock as provided herein and the consummation of all the transactions contemplated hereby have been duly authorized by all requisite corporate action with respect to Netplex, including, without limitation, approval by Netplex's board of directors.

            5.3. Binding Agreement. This Agreement has been duly executed by Netplex and delivered to Seller and constitutes the valid and binding agreement of Netplex, enforceable against Netplex in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles.

            5.4. No Breach. The execution, delivery and performance of this Agreement by Netplex and the issuance of any Netplex stock pursuant to this Agreement and the Agreement Documents will not violate Netplex's Certificate of Incorporation, as amended, or Bylaws or any Law to which Netplex is subject or by which Netplex may be bound, or (with or without giving notice or the lapse of time or both) breach or conflict with any contract, agreement, or other commitment to which either of Netplex is a party or by which Netplex is or may be bound, or result in the creation or imposition of any Lien against or upon the Shares or any of the assets or properties owned or leased by either of Netplex or the Business.

            5.5. Litigation; Compliance with Law. Other than as disclosed in its public filings, there is no litigation, proceeding (arbitral or otherwise), claim or investigation of any nature, pending or, to Netplex's best Knowledge, threatened, against Netplex that reasonably could be expected to adversely affect Netplex's ability to perform in accordance with the terms of this Agreement. Neither Netplex nor any officer, director, partner or employee of Netplex has been permanently or temporarily enjoined or barred by any legal judgment from engaging in or continuing any conduct or practice in connection with the activities of Netplex as currently conducted; and there is not in existence any legal judgment requiring Netplex to take any action of any kind with respect to the assets or properties owned or leased by it, or its activities, or to which Netplex or its activities, properties or assets are otherwise subject or by which they are otherwise bound or affected. The conduct by Netplex of its activities as currently conducted does not violate or infringe any Laws currently in effect, or, to the Knowledge of Netplex, proposed to become effective; and Netplex has not received any notice of any violation by Netplex of any Laws applicable to Netplex or their respective activities as currently conducted; and Netplex does not know of any basis for the allegation of any such violation.

            5.6. Brokers. Other than Zanett Securities Corporation, Buyer has not dealt with, or made any arrangements or agreements with any third party in connection with the transactions contemplated by this Agreement so as to give rise to any claims for brokerage commissions, finders fees or similar compensation..

            5.7. Capitalization. Netplex has authorized and outstanding the capital stock set forth on Schedule 5.7. Except as set forth on Schedule 5.7, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from Netplex of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of Netplex's capital stock.

            5.8.  Certificate  of  Incorporation;  Certificate  of  Designation.
Schedule 5.8 includes true, complete and current copies of Netplex's Certificates of Incorporation, as amended, and Netplex's Certificate of Designation, respectively, to be filed with the Secretary of State of the State of New York.

            5.9. Consents and Approvals. Except as set forth on Schedule 5.9 hereto, no filing or registration with, no permit, authorization, counsel or approval of, and no notice to, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign, or other public body or authority or any other Person is necessary or required in connection with the execution and delivery of this Agreement by Netplex or for the consummation by Netplex of the transactions contemplated by this Agreement.

            5.10. Valid Issuance of Preferred Shares. The Preferred Shares, when issued and delivered in accordance with the terms of this Agreement for the consideration provided for herein, will be duly and validly issued, fully paid and nonassessable and shall not be subject to, or bound or affected by, any proxies, voting agreements, or other restrictions on the incidents of ownership or Liens of any nature.

            5.11. Permits of Netplex. Netplex represents and warrants that, at its expense, it has or shall obtain at or prior to Closing all Permits required to conduct the Business as now being conducted. In the event Netplex is required to obtain any Permit other than by receipt of the same from Seller, Netplex shall bear the cost of obtaining it. Until the expiration of nine quarters after the Closing, all Permits shall be maintained by Netplex as valid and in full force and effect until December 31, 2000. Except as set forth on Schedule 5.11, no notice to, declaration, filing or registration with, approval or permit from, any domestic or foreign governmental or regulatory body or authority, or any other Person or entity, is required to be made or obtained by Netplex in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby.

            5.12. Compliance with Laws. Netplex has and shall continue until December 31, 2000 to comply in all material respects with all of the Laws applicable to the Business and the Assets, including, without limitation, all applicable Laws relating to health and sanitation, employment and employment benefits, equal opportunity, discrimination, environmental protection and occupational safety, the violation of which would have a Material Adverse Effect on the Business or the Assets.

            5.13 Absence of Material Adverse Changes. Since December 31, 1997, there have been no changes or conditions constituting a Material Adverse Effect on Netplex which has not been disclosed in writing to Seller.

                                    ARTICLE 6
                               COVENANTS OF SELLER

            Between the date of this Agreement and the Closing, Seller hereby covenants:

            6.1. Maintenance of the Business. Seller shall conduct the Business and use the Assets only in the ordinary course of business, consistent with past practices, which shall include compliance in all respects with all Laws, regulations and administrative orders of any federal, state or local governmental authority that are applicable to Seller with respect to the Assets or Business, with the intent of preserving the ongoing operations of the Assets and Business and which shall also include, without limitation, not selling, transferring or disposing of any assets or properties currently owned by Seller, as applicable, nor making any distributions of cash or other property to shareholders or incurring any indebtedness for borrowed money without Netplex's consent, other than accounts payable consistent with past practices.

            6.2. Adverse Developments. Seller shall promptly notify Netplex of any materially adverse developments that occur prior to Closing with respect to the Assets or the operation of the Business. Seller shall keep Netplex informed of all material operational matters and business developments with respect to the Business and its markets, including any competitive changes.

            6.3. Access. Seller will provide Netplex, its counsel, accountants, financing sources and other representatives ("Netplex's Representatives") with access to the Business Records, to the Assets, and to the officers, employees, agents and accountants of each with respect to matters relating to the Business during normal business hours, upon reasonable notice and at a mutually agreeable time; provided that such access does not materially disrupt the operations of the Business, and Seller will provide Netplex's Representatives with such information concerning the Assets and the Business as they reasonably may request for the purpose of allowing Netplex to perform a due diligence review of Seller. Seller shall instruct its representatives to cooperate fully with the review by Netplex's Representatives of the Business Records.

            6.4. Financial Statements and Other Reports. Between the date of this Agreement and the Closing, as soon as the same are available, Seller will provide Netplex with copies of the Business' regularly prepared sales reports and any regularly prepared periodic financial statements or reports.

            6.5. No Negotiations. Seller will refrain, and will cause each other Person acting for or on behalf of Seller, to refrain, from taking, directly or indirectly, any action (a) to merge, consolidate, or combine, or to permit any other Person to merge, consolidate or combine, with Seller in a manner which affects the Business; and (b) to seek or encourage any offer or proposal from any Person to acquire the Business or any Assets (other than in the ordinary course of business consistent with past practices).

            6.6. Third Party Consents. Seller shall use its best efforts to obtain any third party consents required for performance under this Agreement and the consummation of the transactions contemplated hereby.

            6.7. Satisfaction of Conditions. Seller shall in good faith use its reasonable best efforts to satisfy all conditions to its obligations to close and consummate the transactions contemplated by this Agreement.

                                    ARTICLE 7
                              COVENANTS OF NETPLEX

            Between the date of this Agreement and the Closing, Netplex hereby covenants:

            7.1. Adverse Developments. Netplex shall promptly notify Seller of any materially adverse developments that occur prior to Closing with respect to the operation of its business.

            7.2. Access. Netplex will provide Seller, its counsel, accountants, financing sources and other representatives ("Seller's Representatives") with access to its business records, and to its officers, employees, agents and accountants with respect to matters relating to its business during normal business hours, upon reasonable notice and at a mutually agreeable time;

provided that such access does not materially disrupt the operations of Netplex's business, and Netplex will provide Seller's Representatives with such information concerning its business as they reasonably may request for the purpose of allowing Seller to perform a due diligence review of Netplex. Netplex shall instruct its representatives to cooperate fully with the review by Seller's Representatives.

            7.3. Financial Statements and Other Reports. Between the date of this Agreement and the Closing, as soon as the same are available, Netplex will provide Seller with copies of its regularly prepared sales reports and any regularly prepared periodic financial statements or reports.

            7.4. Third Party Consents. Netplex shall use its best efforts to obtain any third party consents required for performance under this Agreement and the consummation of the transactions contemplated hereby.

            7.5. Financial Statements and Other Reports. Between the date of this Agreement and the Closing, as soon as the same are available, Netplex will provide Seller with copies of Netplex's regularly prepared periodic financial statements or reports.

            7.6.  Third Party  Consents.  Netplex shall obtain any and all third
party  consents   required  for   performance   under  this  Agreement  and  the
consummation of the transactions contemplated hereby.

            7.7. Satisfaction of Conditions. Netplex shall in good faith use its reasonable best efforts to satisfy all conditions to its obligations to close and consummate the transactions contemplated by this Agreement.

                                    ARTICLE 8
                                 OTHER COVENANTS

            8.1. Governmental Consents. Promptly following the execution of this Agreement, Seller and Netplex shall proceed to prepare and file with the appropriate governmental authorities such requests for approvals or waivers, reports or notifications as may be required in connection with this Agreement. Notwithstanding anything to the contrary in the foregoing, Seller's obligations under this section 8.1 shall be construed under and limited to any requests, waivers, reports or notifications as a required specifically by Oklahoma or federal law.

            8.2. Confidentiality. Netplex and Seller shall each keep confidential and not, directly or indirectly, reveal, report, publish, disclose or transfer any information obtained by it with respect to the others in connection with this Agreement and the negotiations preceding this Agreement (the "Confidential Information"). Each will use such Confidential Information solely in connection with the transactions contemplated by this Agreement, and if the transactions contemplated hereby are not consummated for any reason, each shall return to the others, without retaining any copies thereof, any schedules, documents or other written information obtained from the other in connection with this Agreement and the transactions contemplated hereby and shall cause all of its officers, employees, agents, accountants, attorneys and other representatives to whom it may have disclosed such Confidential Information to do the same. Notwithstanding the foregoing limitation, neither party shall be required to keep confidential or return any Confidential Information that (a) is known or available through other lawful sources, not bound by a confidentiality agreement with the disclosing party, (b) is or becomes publicly known or generally known in the industry through no fault of the receiving party or its agents, (c) is required to be disclosed pursuant to Law (provided the other parties are given reasonable prior notice), and (d) is developed by the receiving party independently of the disclosure by the disclosing party. This
Section 8.2 shall survive the termination of this Agreement.

            8.3. No Inconsistent Action. Each of Netplex and Seller shall not take any action which is materially inconsistent with its obligations under this Agreement or that would hinder or delay the consummation of the transactions contemplated by this Agreement.

            8.4. Non-competition by Seller.

         (a) For a period of four (4) years after the Closing Date, Seller and any of its subsidiaries, Affiliates, successors or assigns (except as hereinafter stated) shall not, directly or indirectly, alone, or as a partner, partial owner, consultant, or agent (of any other corporation, partnership or other business organization), engage in the delivery of technology consulting services and solutions to the retail and distribution industries other than as is reasonably necessary for the sale, licensing, installation, integration, use, implementation and support of viaLink products and services. Seller and Netplex agree that the viaLink business is defined as substantially building, marketing and implementing proprietary software products, information content and related services to facilitate electronic commerce. If Seller sells, assigns, or otherwise disposes of its viaLink business to a buyer who is not under the control of Seller, and such Buyer is already in competition with Netplex or any of its Affiliates, then this Section 8.4(a) shall not apply.

         (b) For a period of four (4) years after the Closing Date, Seller and any of its subsidiaries, Affiliates, successors or assigns shall not, directly or indirectly, alone, or as a partner, partial owner, consultant, or agent of any other corporation, partnership or other
         business   organization,
         knowingly solicit the employment of, or knowingly hire, any employee of Netplex, or any Netplex subsidiary, or intentionally cause any such employee to terminate the employee's relationship with Netplex or any Netplex subsidiary, without the prior written approval of Netplex.

         (c) For a period of four (4) years after the Closing Date, Seller and any of its subsidiaries, Affiliates, successors or assigns (except as hereinafter stated) shall not, directly or indirectly, alone, or as a partner, partial owner, consultant or agent (of any other corporation, partnership or other business organization), knowingly solicit any of the accounts of Netplex relating to the retail and distribution industries unless such solicitation is undertaken on behalf of a business venture which does not engage in the delivery of information technology services and solutions to the retail and distribution industries other than as is reasonably necessary for the sale, licensing, installation, integration, use, implementation and support of viaLink products and services. Seller and Netplex agree that the viaLink business is defined as substantially building, marketing and implementing proprietary software products, information content and related services to facilitate electronic commerce. If Seller sells, assigns, or otherwise disposes of its viaLink business to a buyer who is not under the control of Seller, and such Buyer is already in competition with Netplex or any of its Affiliates, then this Section 8.4(c) shall not apply.

         (d) The parties agree that any breach of this Section 8.4 of this Agreement may cause irreparable injury to Netplex and that money damages may not provide an adequate remedy. Accordingly, Netplex shall, in addition to other remedies provided by law, be entitled to such equitable and injunctive relief as may be necessary to enforce the provisions of this Section 8.4 against Seller or any of its subsidiaries or Affiliates, or any person or entity participating in such breach or threatened breach. Nothing contained herein shall be construed as prohibiting Netplex from pursuing any other and additional remedies available to it, at law or in equity, for such breach or threatened breach including any recovery of damages from Seller or any other person or entity participating in such breach or threatened breach.

            8.5. Piggyback Registration. Seller understands that Netplex is under no obligation to register any of the Netplex Preferred Stock sold hereunder. However, Netplex, at its sole cost and expense, agrees to either: (i) include in its next registration statement, or (ii) register no later than 12 months after Closing, whichever first occurs, sufficient Netplex Common Stock to permit the conversion of the Netplex Preferred Stock and to maintain effectiveness of such registration statement until such time as the Netplex Common Stock underlying the Netplex Preferred Stock may be sold pursuant to Rule 144(k) of the SEC upon conversion of the Netplex Preferred Stock to Netplex Common Stock.

            8.6 Compensation of Broker - Netplex. If Netplex has or is alleged to have any liability to any Person who has or claims to have acted on Netplex's behalf as a finder, broker, intermediary or otherwise in connection with this Agreement or the transactions contemplated hereby, then Netplex shall be totally responsible for payment of any amounts due to the Person and shall fully indemnify and hold Seller harmless from any claim, expense (including attorney's fees) and Liabilities to such Person arising out of or related to such Person's claims.

            8.7. Compensation of Broker - Seller. If Seller has or is alleged to have any liability to any Person who has or claims to have acted on Seller's behalf as a finder, broker, intermediary or otherwise in connection with this Agreement or the transactions contemplated hereby, then Seller shall be totally responsible for payment of any amounts due to the Person and shall fully indemnify and hold Netplex harmless from any claim, expense (including attorney's fees) and Liabilities to such Person arising out of or related to such Person's claims.

            8.8. Schedules. The parties shall have completed and/or updated the schedules attached to this Agreement so that such schedules are complete and accurate as of the Closing Date.

            8.9. Assignment of Assets and Contracts. The parties shall assist each other in good faith in securing the consent of any third parties to the transfer and/or assignment of any Assets and Contracts.

            8.10. Earned Compensation. All compensation which represents payment of any amounts earned by Seller for any previously completed work for any customer or any Contract obligations for which payment was earned at any time prior to Closing shall be Seller's. If such compensation is received by Netplex or the Business after the Closing, it shall promptly be accounted for and paid or delivered to Seller and shall not be included in any calculation of earnings or expenses for the business for any period subsequent to the Closing. Any compensation collected by Seller which represents payment for Work in Progress earned after Closing through continuation or completion of such work by the Business after the Closing shall be paid to Netplex. Compensation due to either Party under this section, or any other compensation due to either Party due to audit adjustments, credits for prepaid assets, credits for prepaid expenses, vacation liabilities or other amounts agreed to by the parties, to the extent such amounts to be received are known at or before the Closing, are set forth on Schedule 8.10.

            8.11. Receipt of Payments/Property. If one party for any reason receives any payment or property which belongs to the other party, the party receiving the funds or property shall immediately notify the other, and shall immediately forward such funds or property to the other party.

            8.12. Sales and Transfer Taxes. Seller shall any sales and transfer taxes relating to the sale and transfer of the Assets, and shall hold Netplex harmless therefrom.

            8.13. Filings. If required by Law, Seller shall comply with any Bulk Sales Act or similar requirements necessary to consummate the transactions contemplated herein.

            8.14. Material Misstatements Or Omissions. No representations or warranties by Netplex in this Agreement, nor any document, exhibit, statement, certificate or Schedule heretofore or hereinafter furnished to Seller pursuant hereto, or in connection with the transactions contemplated hereby, including, without limitation, the Agreement Documents, contain or will contain any untrue statement of a material fact, or omit or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

            8.15. Compliance With Constituent Agreements. Netplex shall comply with all terms and provisions and shall meet all of Netplex's obligations contained in the Earn-Out Agreement, the Certification of Designation, and each and all of the Agreement Documents, the breach or default of any of which shall constitute a material breach of this Agreement.

            8.16. Adverse Developments. Netplex shall promptly notify Seller of any materially adverse developments that occur subsequent to Closing with respect to the Assets or the operation of the Business until all compensation due to Seller under the Agreement Documents has been paid. Seller shall keep Netplex informed of all material operational matters and business developments with respect to the Business and its markets, including any competitive changes during such time.

            8.17. Access. Netplex will provide Seller, its counsel, accountants, financing sources and other representatives ("Seller's Representatives") with access to the Business Records and ssets during normal business hours, upon reasonable notice and at a mutually agreeable time; provided that such access does not materially disrupt the operations of the Business, and Netplex will provide Seller's Representatives with such information concerning the Business Records, Assets and Business as they reasonably may request for the purposes of
(i) allowing Seller to reasonably audit the Business while any compensation due under the

Agreement Documents remains due; and (ii) to defend, counter, or respond to any claim, complaint, or litigation matter which may arise involving Seller and any Person.

            8.18. In addition to Netplex's other confidentiality obligations as set forth in this Agreement or any of the Agreement Documents, Netplex adopts, assumes, and shall remain bound by any and all agreements of Seller or provisions contained in the Contracts or elsewhere disclosed in the Agreement Documents that provide for any continuing obligation of Seller to maintain or protect the confidentiality of any information of any customer, client, or other Person with whom Seller has had any commercial dealings. This Section 8.16 shall survive termination of this Agreement.

            8.19. Netplex shall not impair the rights or the value of the Netplex Preferred Stock to be issued to Seller by the Agreement or the Agreement Documents.

                                    ARTICLE 9
                         CONDITIONS PRECEDENT TO CLOSING

            9.1. Conditions Precedent to Each Party's Obligation to Effect the Closing. The respective obligations of each party to consummate the Agreement are subject to the satisfaction at or prior to the Closing of the following conditions precedent:

        (a) This Agreement, the Agreement Documents, and the transactions contemplated hereby shall have been authorized and approved by the each Party's Board of Directors and shareholders in accordance with all applicable Laws and regulations.

        (b) No order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or any governmental authority which prohibits the Closing; provided, however, that the parties hereto shall use their best efforts to have any such order, decree or injunction vacated or reversed.

        (c) No action, claim, suit or proceeding seeking to enjoin, restrain, or prohibit the consummation of this Agreement shall be pending before any court or any other governmental authority; provided, however, that this condition may not be invoked by a party if any such action, suit, or proceeding was solicited or encouraged by, or instituted as a result of any act or omission of such party.

        (d) Netplex and each of Robert Barcum, Larry Davenport, and David North shall have executed employment agreements in substantially
              the  form   attached   as  Exhibit  C  hereto   (the   "Employment
              Agreements").

        (e)   The parties shall have obtained all required regulatory  approvals
              in   connection   with  this   Agreement   and  the   transactions
              contemplated herein.

        (f) The parties shall have obtained consent from Seller's lessor and Netplex shall have entered into a sublease with Seller, on terms mutually satisfactory to both Parties, for a portion of the real property currently used in the Business.

        (g) Subject to the terms of this Agreement, All Contracts and Works in Progess shall have been assigned to Netplex or the same shall have been modified, amended or novated so that Netplex has been substituted for Seller.

        (h) All Agreement Documents shall have been completed and/or executed by the Parties.

        (i)   The parties  shall have entered into a  Remarketing  Agreement for
              Seller's   ChainLink   software   product,   on   terms   mutually
              satisfactory to both Parties.

        (j) The parties shall have entered into an agreement for office support and other administrative services to be provided by Seller to Netplex, on terms mutually satisfactory to both Parties.

        (k) The parties shall have entered into a computer equipment lease agreement, on terms mutually satisfactory to both Parties.

        (l) The closing or closings of a financing transaction with First Union Bank pursuant to which First Union Bank loans to Netplex up to 80% of Netplex's accounts receivable and the sale of equity securities to Zanett Securities for $1,500,000 and the receipt of said proceeds of the sale transaction, or any similar financing arrangement.

        (m) The Parties mutually agree as to which Liens, Liabilities and Contracts regarding the Assets, if any, will be assumed by Netplex.

        (n) The parties acknowledge that at the time of signing this Agreement, the Schedules and Exhibits have not been completed and annexed to the Agreement. In the event that any qualification of a representation which is reflected on a Schedule is unacceptable to either party, that Party shall have the right to terminate this Agreement.

            9.2. Conditions Precedent to Obligations of Netplex. The obligations of Netplex to consummate the Agreement are subject to the satisfaction or waiver at or prior to the Closing of the following conditions precedent;

        (a) The representations and warranties of Seller contained in Article 4 that are qualified as to materiality shall be true and correct and the representations and warranties of Seller contained in
              Article 4 that are not qualified as to materiality shall be true and correct in all material respects in each case when made, and at and as of the Closing, with the same force and effect as if those representations and warranties had been made at and as of such time (with such exceptions if any, necessary to give effect to events or transactions expressly permitted herein).

        (b) Seller shall, in all material respects, have performed all obligations and complied with all covenants contemplated herein that are required by this Agreement to be performed or complied with by Seller on or before the Closing.

        (c) Netplex shall have received a certificate of the President or Vice President of Seller, in form satisfactory to counsel for Netplex, certifying fulfillment of the matters referred to in paragraphs
              (a) and (b), respectively,  and (d), (e), (f), (g) and (i) of this
              Section 9.2.

        (d) Seller shall have obtained all necessary consents of third parties to the transactions contemplated by this Agreement, including without limitation, any governmental consents or approvals and any consents required to prevent a default under any Contract as a result of the transactions contemplated in this Agreement.

        (e) Netplex shall have completed and been satisfied with the results of its due diligence review of Seller as being consistent with the representations and warranties contained herein.

        (f) All necessary agreements and approvals by the holders of the shares of Seller Capital Stock shall have been obtained in order to consummate this Agreement.

        (g) Seller shall not have suffered any material adverse change with respect to its financial condition or its properties since December 31, 1997 (regardless of whether such material adverse change shall have been reflected on the updated Disclosure Schedules to be delivered to Netplex by Seller at the Closing); and

        (h) Netplex shall have received good standing certificates with respect to Seller in Oklahoma, and in each other jurisdiction where Seller is qualified as a foreign corporation.

        (i) Seller shall have changed its corporate name in Oklahoma and in each other jurisdiction where Seller is qualified as a foreign corporation.

        (j) Seller shall have delivered to Netplex copies of all Business Records and all current customer lists and accounts of the Business.

        (k) Netplex shall have (i) extended offers of employment to each Person listed on Schedule 4.22 at the compensation rates set forth in said Schedule and with an effective date of hire equal to the Closing Date; (ii) offered to such Person the usual and customary benefits provided by Netplex to its employees; (iii) for purposes of determining vacation and sick leave benefits, credited such employee's prior service as an employee of Seller toward such employee's entitlement to any such benefits as an employee of Netplex; (iv) provided vested vacation and/or sick leave benefits equal to any such benefit accrued and unused while such employee was employed with Seller prior to the Effective Date hereof; and
              (v) complied with all applicable Laws regarding the hiring of said Employees, including, without limitation, any Laws relating to employee benefits.

        (l) All of Seller's employees involved in the operation of the Business shall have been offered employment as in (j) above and shall have accepted such offer of employment with Netplex.

        (m) Netplex shall have received an opinion of Seller's outside counsel, in form satisfactory to counsel for Netplex, to the effect all necessary approvals of shareholders and/or the Board of Directors of Seller have been obtained for the transaction.

            9.3.  Conditions   Precedent  to  the  Obligations  of  Seller.  The
obligation of Seller to consummate the Agreement is subject to the satisfaction or waiver at or prior to the Closing of the following conditions precedent:

        (a) The representations and warranties of Netplex contained in Article 5 shall have been true and correct in all material respects when made, and as of the Closing with the same force and effect as if those representations and warranties had been made at and as of such time (with such exceptions, if any, necessary to give effect to events or transactions expressly permitted herein).

        (b) Netplex shall, in all material respects, have performed all obligations and complied with all covenants contemplated herein that are required by this Agreement to be performed or complied with by Netplex on or before the Closing;

        (c) Seller shall have received certificates of the President or Vice President of Netplex, in form satisfactory to counsel for Seller, certifying fulfillment of the matters referred to in paragraphs
              (a) and (b), respectively, and (d), (e), and (f) of this Section 9.3.

        (d)   Netplex  shall  have  obtained  all  necessary  consents  of third parties to the transactions contemplated by this Agreement, including without limitation, any governmental consents or approvals and any consents required to prevent a default or breach under any contract as a result of the transactions contemplated in this Agreement.

        (e) All necessary agreements and approvals by the holders of the shares of Netplex stock shall have been obtained in order to consummate this Agreement.

        (f) Netplex shall not have suffered any material adverse change with respect to its financial condition or its properties since December 31, 1997; and

        (g) Seller shall have received good standing certificates with respect to Netplex in New York, and in each other jurisdiction where Netplex is qualified as a foreign corporation.

        (h) Seller shall have received an opinion of Netplex's outside counsel, in form satisfactory to counsel for Seller, to the effect that the Certificate of Designation of the Preferred Stock of Netplex fully complies with all applicable Laws and that all necessary approvals of shareholders and/or the Board of Directors of Netplex have been obtained both for the Certificate of Designation and for the transactions contemplated hereby.

        (i) Seller shall have received a fairness opinion concerning the contemplated transactions from Seidman & Co., Inc.

        (j) To the extent Netplex expressly agrees to do so in accordance with the terms and conditions as set forth in the Agreement or a Schedule to this Agreement, Netplex expressly shall have assumed, adopted and accepted as its own obligations all Liabilities to Seller's customers contained in all Contracts, Works in Progress, and in any of the Agreement Documents, whether express or implied by law, relating to the Contracts or the Assets, to the extent identified on a Schedule to this Agreement.

        (k) The Certificate of Designation, its approval, and all necessary filings related thereto shall be satisfactory to Seller; or Netplex, in a form satisfactory to Seller, has agreed to issue to Seller an equivalent number of shares of Netplex Common Stock upon similar terms and conditions a those relating to the Netplex Preferred Stock.

                                   ARTICLE 10
                         TERMINATION; AMENDMENT; WAIVER

            10.1. Termination. This Agreement may be terminated without liability of any Party, each to the other, and the Closing contemplated hereby may be abandoned at any time notwithstanding approval thereof by the shareholders of Seller, but prior to the Closing:

         (a)  by mutual written consent of Seller and Netplex;

         (b) by Netplex, or Seller, if the Closing shall not have occurred on or before September 30, 1998 (provided that the right to terminate this Agreement under this Section 9.1 shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or has resulted in the failure of the Closing to occur on or before such date); or

         (c) by either Party, if prior to the Closing, the Board of Directors of either Party shall have withdrawn, or modified in a manner adverse to the other Party, its approval or recommendation of the Agreement, or shall have recommended another offer or shall have resolved to do any of the foregoing;

         (d) by Netplex or Seller, if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

         (e) by Netplex or Seller if there shall be pending any suit, action or proceeding, which has a reasonable possibility of success, or there shall be pending by any other Person any suit, action or proceeding, which has a substantial likelihood of success, (i) seeking to restrain or prohibit the consummation of the Agreement or the performance of any of the other transactions contemplated by this Agreement, or (ii) which otherwise is reasonably likely to have a Material Adverse Effect on the business, properties, assets, condition (financial or otherwise), results of operations or prospects of Seller.

         (f) by Netplex or Seller, if there shall be pending any suit, action or proceeding which has a reasonable possibility of success, or there shall be pending by any other Person any suit, action or proceeding, which has a substantial likelihood of success, (i) seeking to prohibit or limit the ownership or operation by Seller, Netplex of a material portion of the Business or Assets, (ii) seeking to impose material limitations on the ability of Netplex to exercise full rights of ownership of the Assets, or (iii) seeking to prohibit Netplex from effectively controlling in any material respect the Business.

            10.2. Effect of Termination. If this Agreement is so terminated and the Agreement is not consummated, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders, other than the provisions of this Section 10.2 and the provisions of this Agreement which are indicated herein as surviving such termination. Nothing contained in this Section 10.2 shall relieve any party from liability for any breach of this Agreement.

            10.3. Amendment. This Agreement may not be amended except by an instrument in writing signed by both Parties.

            10.4. Extension; Waiver. At any time prior to the Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 11
                                 INDEMNIFICATION

            11.1. From and after the Closing, Seller shall indemnify, defend, protect and hold harmless Netplex, from and against all losses, liabilities, obligations, damages, deprivation of benefits, costs and expenses (including reasonable attorneys' fees) (collectively hereinafter "Losses"), which result from or arise in connection with: (a) any breach of any warranty made by Seller in the Agreement or any representation in any of the Agreement Documents, not being true when made or when required by this Agreement to be true in all material respects, or in any certificate or other instrument delivered by or on behalf of Seller pursuant thereto not being true when made or when required by this Agreement to be true in all material respects; or (b) any breach of any covenant set forth in this Agreement or any Agreement Documents to be performed (prior to or after the Closing) by Seller; or (c) the Liabilities of Seller which are not assumed or acquired by Netplex pursuant to this Agreement or the Agreement Documents.

            The parties anticipate that a claim for indemnification may be made under any or all of subsections (a) through (c) above; in any such case, each such clause and sub-clause shall be independently effective to provide Netplex with a right to indemnification.

            11.2. From and after the Closing, Netplex, shall indemnify, defend, protect and hold harmless Seller, from and against all Losses as defined in
Section 11.1, which result from, or arise in connection with: (a) any breach of any warranty made by Netplex in the Agreement or any representation in any of the Agreement Documents, not being true when made or when required by this Agreement to be true in all material respects, or in any certificate or other instrument delivered by or on behalf of Netplex pursuant thereto not being true when made or when required by this Agreement to be true in all material respects; (b) any breach of any covenant set forth in this Agreement or the Agreement Documents to be performed (prior to or after the Closing) by Netplex; or (c) any of the Liabilities assumed by Netplex pursuant to this Agreement or the Agreement Documents .

            The parties anticipate that a claim for indemnification may be made under any or all of subsections (a) through (c) above; in any such case, each such clause and sub-clause shall be independently effective to provide Seller with a right to indemnification.

            11.3. Whenever any claim shall arise for indemnification hereunder, the party entitled to such indemnification (the "Indemnitee") shall notify the party from whom indemnification is sought (the "Indemnitor") of such claim in writing promptly and in no case later than ninety (90) days after such Indemnitee has received actual written notice of the facts constituting the basis for such claim; each Indemnitee shall also so notify the Indemnitor promptly and in no case later than fifteen (15) days after the commencement of any legal proceedings with respect to any such claim. The failure to notify the Indemnitor will not relieve the Indemnitor from any liability which it may have to any Indemnitee to the extent the Indemnitor is not prejudiced as a proximate result of such failure. Such notice shall specify, in reasonable detail, the facts known to such Indemnitee giving rise to the indemnification sought . Such notice shall also include photocopies of all relevant communications received from third party claimants and their attorneys.

            11.4. If the facts giving rise to any indemnification provided for in this Agreement shall involve any actual or threatened claim or demand by any person other than a party to the Agreement or its successors or permitted assigns (a "Third Party") against any Indemnitee, the Indemnitor shall be entitled, upon its election, by written notice given to the Indemnitee as soon as reasonably practicable and in any case within thirty (30) days after the date on which notice of the claim or demand is given to the Indemnitor (without prejudice to the right of such Indemnitee to participate at its expense through counsel of its own choosing), to assume the defense of such claim and any litigation resulting therefrom at its expense and through counsel of its own choosing; provided, however, that if by reason of the claim of such

Third Party a Lien, attachment, garnishment or execution is placed upon any of the property or assets of such Indemnitee, the Indemnitor, if it desires to exercise its right to defend such claim or litigation, shall furnish an indemnity bond or other form of security reasonably satisfactory to the Indemnitee to obtain the prompt release of such Lien, attachment, garnishment or execution. If the Indemnitor assumes the defense of any such claim or litigation, it shall take all steps reasonably necessary in the defense or settlement of such claim or litigation. In any such suit, action or proceeding, the Indemnitee shall have the right to control its own defense through its own counsel, but the fees and expenses of such counsel shall be at its own expense unless (i) the parties shall have mutually agreed to the retention of such counsel or (ii) the named parties to such suit, action or proceeding (including any impleaded parties) shall include an Indemnitee and an Indemnitor and the representation of both parties by the same counsel would present a conflict of interest as reasonably determined by counsel to the Indemnitee, in which event the Indemnitor shall pay such counsel's fees and expenses. If the Indemnitor has timely assumed defense, the Indemnitor shall not be liable for any settlement effected without its consent, which consent shall not be unreasonably withheld or delayed. The Indemnitor may settle any claim without the consent of any Indemnitee, but only if the sole relief awarded is money damages that are paid in full by the Indemnitor and either (i) the consent to the entry of any judgment or settlement includes as an unconditional term thereof the giving to the Indemnitee of a release from all liability in respect to such claim or litigation or (ii) the litigation against the Indemnitee is dismissed with prejudice; otherwise, the Indemnitor may not settle any claim against an Indemnitee without the consent of the Indemnitee, which consent shall not unreasonably withheld or delayed. The parties shall cooperate in the defense of any such claim or litigation. If the Indemnitor does not timely assume the defense of any such claim or litigation, the Indemnitee may defend against such claim or litigation in such manner as it may deem appropriate and may settle such claim or litigation, after giving written notice thereof to the Indemnitor, on such terms as such Indemnitee may deem appropriate; and the Indemnitor will promptly reimburse such Indemnitee for the Losses incurred as a result of such settlement. If no settlement of such claim or litigation is made, the Indemnitor shall promptly reimburse such Indemnitee for the amount of any judgment rendered with respect to such claim or such litigation and for all expenses, legal and other, incurred by such Indemnitee in connection with any such judgment for which the Indemnitee has been so reimbursed pursuant hereto; provided, however, that if such judgment is appealable and such Indemnitee notifies the Indemnitor of its intention not to appeal, the Indemnitor may prosecute such appeal, at its sole cost and expense and subject to the obligations set forth herein.

            11.5. Each amount determined to be payable by an Indemnitor to an Indemnitee under the terms hereof ("Indemnity") shall be paid in cash to the Indemnitee within thirty (30) days after the date on which the Indemnitor is notified in writing of the amount of such Indemnity, as finally determined in accordance with the terms hereof. Each such notice shall contain an itemization of the damages, expenses, costs and liabilities comprising the Indemnity, certified to be true and correct by the Indemnitee or its legal representative.

            11.6. Indemnification Threshold. Neither party shall have any indemnification payment obligations under this Agreement unless and until all such obligations exceed One Thousand Dollars ($1,000) in aggregate, and then only to the extent that such obligations exceed One Thousand Dollars ($1,000) in the aggregate.

                                   ARTICLE 12
                                  MISCELLANEOUS

            12.1. Further Assurances. From time to time at or after the Closing, at the request of the other, Seller and Netplex, as necessary, will execute and deliver such other instruments and take such other action as is reasonably necessary to consummate, complete and carry out the purposes of the transactions contemplated hereby.

            12.2. Benefit and Assignability. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person or entity shall have any right (whether third party beneficiary or otherwise) hereunder. This Agreement may not be assigned by any party without the prior written consent of the other party.

            12.3.  Notices.   All  notices  demands  and  other   communications
pertaining to this Agreement ("Notices") shall be in writing addressed as follows:

            If to Seller:

                Robert N. Baker, Vice President
                viaLink
                13800 Benson Road
                Edmond, OK 73013-6417

            with a copy to:

                Richard M. Klinge, Esq.
                Richard M. Klinge & Associates, P.C.
                228 Robert S. Kerr, Suite 940
                Oklahoma City, OK 73102
                                       37

            If to Netplex:

                The Netplex Group, Inc.
                Attention: Gene F. Zaino, President
                8260 Greensboro Drive, 5th Floor
                McLean, Virginia 22102

            with a copy to:

                Attn: Edward J. Walsh, Jr., Esq.
                Vedder Price Kaufman & Day
                22nd Floor
                805 Third Avenue
                New York, NY 10022

Notices shall be deemed given five (5) business days after being mailed by certified or registered United States mail, postage prepaid, return receipt requested, or on the first business day after being sent, prepaid, by nationally recognized overnight courier that issues a receipt or other confirmation of delivery to the appropriate recipient of such Notice. Any party may change the address to which Notices under this Agreement are to be sent to it by giving written notice of a change of address in the manner provided in this Agreement for giving Notice.

            12.4. Waiver. Unless otherwise specifically agreed in writing to the contrary: (a) the failure of any party at any time to require performance by the other of any provision of this Agreement shall not affect such party's right thereafter to enforce the same; (b) no waiver by any party of any default by any other shall be valid unless in writing and acknowledged by an authorized representative of the nondefaulting party, and no such waiver shall be taken or held to be a waiver by such party of any other preceding or subsequent default; and (c) no extension of time granted by any party for the performance of any obligation or act by any other party shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

            12.5. Entire Agreement. This Agreement and the Agreement Documents as defined herein constitutes the entire agreement between the parties with respect to the subject matter hereof and referenced herein, and supersedes and terminates any prior agreements or representations between the parties (written or oral) with respect to the subject matter hereof. This Agreement may not be altered or amended except by an instrument in writing signed by the party against whom enforcement of any such change is sought.

            12.6. Counterparts; Facsimile. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were on the same instrument. This Agreement and any counterparts may be executed by facsimile with the same effect as if the signature were an original.

            12.7. Construction. The headings of the Articles and Sections of this Agreement are for convenience only and in no way modify, interpret or construe the meaning of specific provisions of the Agreement.

            12.8. Agreement Documents. The Agreement Documents are a material part of this Agreement.

            12.9. Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions will not in any way be affected or impaired. Any illegal or unenforceable term shall be deemed to be void and of no force and effect only to the minimum extent necessary to bring such term within the provisions of applicable Laws and such term, as so modified, and the balance of this Agreement shall then be fully enforceable.

            12.10. Choice of Law. The obligations, representations, covenants and warranties entered into by the Parties under this Agreement shall be construed and governed by the Laws of the State of Oklahoma, without regard for the choice of law rules of that State.

            12.11. Survival and Limitation of Actions. The representations, warranties and covenants of Seller and Netplex contained in the Agreement Documents shall survive the consumation of the transactions contemplated hereby. Any claims or causes of action for breach or default, or for indemnification, under this Agreement or any of the Agreement Documents, must be commenced by either party hereto no later two years after such Party discovers or reasonably should have discovered the existence of any such claim or cause of action. For any action between the parties not otherwise subsumed in the foregoing, such action may be commenced no later than within the time permitted by the statute of limitations provided by applicable Law.

            12.12. Public Statements. Prior to the Closing, neither Seller nor Netplex shall, without the prior written approval of the other party, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except that (a) Seller and Netplex shall issue a mutually agreeable press release promptly after the signing of this Agreement; and (b) Seller and Netplex shall be permitted to make public announcements to the extent required by Law, in which case the other party shall be so advised as far in advance as possible.

            12.13. Attorneys' Fees. If either party initiates any litigation against the other party involving this Agreement, the prevailing party in such action shall be entitled to receive reimbursement from the other party for all reasonable attorneys' fees and other costs and expenses incurred by the prevailing party in respect of that litigation, including any appeal, and such reimbursement may be included in the judgment or final order issued in that proceeding.

            12.14. Expenses. Seller shall be responsible for the legal, accounting and other expenses incurred by Seller in connection with this Agreement and the transactions contemplated hereby. Netplex shall be responsible for the legal, accounting and other expenses incurred by Netplex in connection with this Agreement and the transactions contemplated hereby.

            12.15. Counsel. Each party has been represented by its own counsel in connection with the negotiation and preparation of this Agreement and, consequently, each party hereby waives the application of any rule of law that would otherwise be applicable in connection with the interpretation of this Agreement, including, but not limited to, any rule of law to the effect that any provision of this Agreement shall be interpreted or construed against the party whose counsel drafted that provision.

            12.16. De Minimus violations. Any act, omission, or misrepresentation which does not materially result in any measurable damage or liability to either party shall not be deemed or considered a breach or default of this Agreement by either party.

            12.17 Remedies Nonexclusive. The rights and remedies provided to the Parties in this Agreement are in addition to and not in lieu of any other right or remedy which may exist at law or in equity according to applicable Laws.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                             THE NETPLEX GROUP, INC.


                             By:
                             Name:
                             Title:



                             APPLIED INTELLIGENCE GROUP, INC.


                             By:
                             Name:
                             Title: